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                                                                   EXHIBIT 10.15

                            GEORGIAN GROUP MULTIPLE
                            INDUSTRIAL LEASE - NET

               THIS INDENTURE made the 26th day of October, 2000

               IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

                              BELSTON DEVELOPMENTS INC.
                                    (herein called the "Landlord")
                                                      OF THE FIRST PART;

                                    - and -

                              CHANNEL COMMERCIAL CANADA INC.
                                    (herein called the "Tenant")
                                                      OF THE SECOND PART;

1. DEMISE

1.01.1 In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby leases to the Tenant, and the Tenant hereby rents from the Landlord, that designated portion, containing approximately 7,350 square feet ("Rentable Area of the Leased Premises") which, for the purposes of calculating rent and other additional charges hereunder, includes the Tenant's proportionate share of the Common Areas and Facilities attributable to the premises, in a building ("Building") erected upon the lands, the "Lands" situate, lying and being in the City of Mississauga, in the Province of Ontario, municipally known as 6185 Tomken Road, as more particularly described in Schedule "B" attached hereto, including in the demise of the premises aforesaid the loading and unloading docks, windows and exterior walls and to the centre of the interior walls thereof (the "Leased Premises"), the Rentable Area of the Leased Premises being shown as outlined and identified as Units [ILLEGIBLE] on the sketch attached hereto and marked as Schedule "A".

1.01.2 The Landlord shall deliver to the Tenant if requested by the Tenant, at the Tenant's expense a certificate prepared by the Landlord's architect or engineer, as the case may be, setting out the Rentable Area of the Leased Premises as measured to the outside face of all exterior walls and to the centre line of all dividing walls and adjusted to include the Tenant's proportionate share of all mechanical, electrical, service rooms and other similar Common Areas and Facilities. The decision of the Landlord's architect or surveyor, as the case may be, shall be final and binding upon the parties hereto.

1.02 The Tenant shall have the non-exclusive rights, at all times, in common with others entitled thereto (subject to Paragraph 31 hereof) to the use of the common driveways, parking areas, entrances and exits, roadways, pedestrian walkways, common loading and unloading docks, service areas and all other common areas and facilities of the Building (the "common Areas and Facilities") provided from time to time by the Landlord. It is understood and agreed that the mechanical, electrical, service rooms and other facilities shall be deemed to form part of the Common Areas and Facilities. However, the Tenant shall not have access to such facilities without the Landlord's prior written consent, such consent not to be unreasonably denied or delayed. The Landlord shall have the right to make all such changes, improvements or alterations as Landlord may, in its sole discretion, acting reasonably from time to time decide in respect of the Building and the Common Areas and Facilities, including, without limitation, the right to change the location and layout of the parking areas in accordance with the provisions of Paragraph 31 hereof. The use of all Common Areas and Facilities shall be subject to the provisions of this lease (the "Lease") and to the rules and regulations made by Landlord with respect thereto from time to time.

2. TERM

2.01 TO HAVE AND TO HOLD the Leased Premises, unless sooner terminated as hereafter provided, for and during the term (the "Term") of Three (3) years and Seventeen (17) days, to be computed from and inclusive of the 15th day of December, 2000, (the "Commencement Date") and thenceforth next ensuing and to be fully complete and ended on the 31st day of December, 2003.
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2.02 Provided, and it is hereby agreed, that if due to the failure of the
Landlord for any reason to substantially complete the Landlord's work set out in Schedule "C" attached or to make available the services which the Landlord is hereby obligated to furnish (other then the delays directly attributed to the Tenant), the Leased Premises or any part thereof are not ready for occupancy by the Tenant on the Commencement Date as set out in Paragraph 2.01 hereof, no part of the rent or only a proportionate part thereof in the event that the Tenant shall occupy a portion of the Leased Premises, shall be payable for the period prior to the date when the Leased Premises are ready for occupancy and the full rent shall accrue only after such aforementioned date. The Tenant hereby agrees to accept such abatement of rent in full settlement of any and all claims which the Tenant may otherwise have by reason of the Leased Premises not being ready for occupancy on the Commencement Date, and in such event, the commencement and expiration dates of the Term as set out in Paragraph 2.01 hereof shall be extended accordingly. Provided further, that when the Landlord has substantially completed the Leased Premises in accordance with the provisions of this Lease and the Construction Lien Act, R.S.O. 1980 and amendments thereto, delivered possession of the Leased Premises to the Tenant and made available the required services, the Tenant shall not be entitled to any abatement of rent for any delay in occupancy due to the Tenant's failure to complete all installations or other work required to be completed by the Tenant in accordance with the provisions of this Lease or for the purpose of carrying on its business operations in the Leased Premises. The decision of the Landlord's architect or engineer shall be final and binding upon both parties hereto as to whether or not the Leased Premises are ready for occupancy by the Tenant and, if necessary, as to the portion of the Leased Premises that are available for occupancy.

2.03 The Tenant shall, upon request of the Landlord execute an acknowledgement of the actual Commencement Date of the Term no later than the date on which the Tenant commences business in or from the Leased Premises. The Tenant shall not have any right to occupy any part of the Leased Premises prior to the Commencement Date of the Term, as aforesaid, unless the Tenant first obtains the prior consent of the Landlord. Notwithstanding anything hereinbefore contained, if the Tenant shall occupy the Leased Premises or any part thereof prior to the Commencement Date of the Term, the Tenant shall pay Minimum Rent and all additional rent payable by the Tenant to the Landlord pursuant to this Lease including, without limiting the generality of the foregoing, all taxes applicable to the Leased Premises, all costs of insurance applicable to the Leased Premises as required by this Lease and the costs of any hydro, gas and water charges and also those costs as required pursuant to Paragraph 1.1 of this Lease.

3. USE OF PREMISES

3.01 The Tenant shall continuously, actively and diligently use and occupy the Leased Premises only for the purposes of general business offices associated with TV Cable Housing, warehousing of related supplies and no other purpose whatsoever. Provided the Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public offices or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises. The costs of any changes or alterations to the Leased Premises which are required by any public authority as a result of the use to which the Leased Premises are used or are to be used, shall be paid for by the Tenant.

4. RENT

4.01 The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefore, and without any deduction, abatement, set-off or compensation whatsoever, an annual minimum rent (the "Minimum Rent") as follows:

4.01.1 For the period of the Term commencing from the 15th day of December, 2000 and terminating on 31st of December, 2001, the Tenant shall pay to the Landlord as annual Minimum Rent the sum of Fifty One Thousand Four Hundred Fifty Dollars and Zero Cents ($51,450.00) per annum payable monthly, an advance, in equal consecutive monthly instalments of Four Thousand Two Hundred Eighty Seven Dollars and Fifty Cents ($4,287.50) per month on the first day of each calendar month. The annual Minimum Rent payable pursuant hereto is based on a rent factor of Seven Dollars and Zero Cents ($7.00) per square foot per annum of Rentable Area of the Leased Premises.

4.01.2 For the period of the Term commencing from the 1st day of January, 2002 and terminating on the 31st day of December, 2002 the Tenant shall pay to the Landlord as annual
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Minimum Rent the sum of Fifty Three Thousand Two Hundred Eighty Seven Dollars
and Fifty Cents ($53,287.50) per annum payable monthly, in advance, in equal consecutive monthly instalments of Four Thousand Four Hundred and Forty Dollars and Sixty-Three Cents ($4,440.63) per month on the first day of each calendar month. The annual Minimum Rent payable pursuant hereto is based on a rent factor of Seven Dollars and Twenty-Five Cents ($7.25) per square foot per annum of Rentable Area of the Leased Premises.

4.01.3 For the period of the Term commencing from the 1st day of January, 2003 and terminating on the 31st day of December, 2003 the Tenant shall pay to the Landlord as annual Minimum Rent the sum of Fifty Five Thousand One Hundred Twenty Five Dollars and Zero Cents ($55,125.00) per annum payable monthly, in advance, in equal consecutive monthly instalments of Four Thousand Five Hundred Ninety Three Dollars and Seventy-Five Cents ($4,593.75) per month on the first day of each calendar month. The annual Minimum Rent payable pursuant hereto is based on a rent factor of Seven Dollars and Fifty Cents ($7.50) per square foot per annum of Rentable Area of the Leased Premises.

4.01.6 The Landlord shall have the right to adjust the rental rate in accordance with paragraph 1.01.2 to reflect any changes in the Gross Rentable Area of the Lease Premises.

4.02 If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be prorated on a per diem basis based on a period of three hundred and sixty-five days (365) days.

4.03 At the request of the Landlord, the Tenant shall present to the Landlord thirty (30) days prior to the commencement of each year throughout the Term, a series of monthly postdated cheques for each such year of the Term in respect of the aggregate of the monthly payments of annual Minimum Rent and any payments of additional rent estimated by the Landlord in advance, and any other payments required by this Lease to be paid by the Tenant monthly in advance. If the Tenant shall fail to deliver the postdated cheques within the period of thirty
(30) days aforesaid, the Tenant shall pay to the Landlord, as additional rent, Twenty-five Dollars ($25.00) per month for manual cheque processing until such time as the postdated cheques have been delivered to the Landlord in accordance with the provisions hereof.

5. PAYMENT

5.01 All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord's office at 160 Traders Blvd. E., Suite 200, Mississauga, Ontario, L4Z 3K7, c/o The Georgian Development Corporation, or to such agent or agents of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct in writing to the Tenant.

6. ADVANCE RENT AND SECURITY DEPOSIT

6.01 The Landlord acknowledges receipt from the Tenant of a cheque in the amount of Nine Thousand Five Hundred and Two Dollars and Ninety-Four Cents ($9,502.94) to be held by the Landlord without interest and to be applied against the Minimum Rent payable for the first and last months of the Term of the Lease.

6.02 The Landlord acknowledges receipt from the Tenant of a cheque in the amount of Four Thousand Five Hundred Dollars Ninety-Three and Seventy-Five Cents ($4,593.73) to be held by the Landlord without interest as security for the faithful performance by the Tenant of all the terms, covenants and conditions of this Lease.

6.03 The Landlord hereby reserving unto itself at its sole discretion, the right to apply the amounts set out in Paragraph 6.01 and 6.02 hereof to any damages resulting from default by the Tenant of any of its covenants and obligations hereunder or towards the payment or reduction of any claim of the Landlord against the Tenant including Minimum Rent. In the event the deposit hereunder shall be applied in accordance with the provisions hereof, the Tenant covenants to provide sufficient funds to ensure that the deposit remains at the level hereinbefore indicated within ten (10) days of receipt of the Landlord's notice therefore. If the Tenant shall fail to pay rent or additional rent on the date such payment is due, the Tenant shall, within ten (10) days of the Landlord's notice therefore, increase the deposit hereunder in an amount equal to the rent, including all additional rent, for the last month of the Term.
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7. ADDITIONAL RENT

7.01 Any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent), shall be deemed and paid as additional rent, whether or not the sums are designated as "additional rent" hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing on a day to day basis.

8. RENT AND ADDITIONAL RENT PAST DUE

8.01 If the Tenant fails to pay, when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at a rate of interest equal to four percent (4%) per annum above the prime rate of interest charged to preferred clients by the Landlord's bankers in Toronto from time to time.

9. TENANT'S COVENANTS

            The Tenant covenants with the Landlord:

9.01 Payment of Rent

            To pay Minimum Rent and additional rent in the manner and at the times herein reserved.

9.02 Fair Assessment Tax

            That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and license fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or license fee is charged by any federal, municipal, provincial, school or other bodies during the Term.

The Tenant will indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties, assessments, license fees (including all real property taxes pursuant to Paragraph 9.03 hereof), and any and all taxes which may in the future be levied in lieu thereof. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Paragraph
9.02 may be collected by the Landlord as rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord, for inspection, receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 9.02 which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

9.03 Realty Taxes

            That the Tenant will, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, pay directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed on the basis of a separate real property tax bill and separate real property assessment notice against the Leased Premises or any part thereof, from time to time by any taxing authority, whether federal, provincial, municipal, school or otherwise, and
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including, but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord's ownership of the Building, whether of the foregoing character or whetheCustomer ServiceFinancial Printing Groupincluding, but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord's ownership of the Building, whether of the foregoing character or whether same existed at the commencement of the Term. The Tenant agrees to provide the Landlord within ten (10) days after demand therefore by the Landlord with a copy of any separate real property tax bills and separate real property assessment notices for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require. The Tenant shall pay to the Landlord its assessed amount in respect of the Common Areas and Facilities.

9.03.2 In the event that there shall not be a separate real property tax bill and separate real property assessment notice for the Leased Premises and the Common Areas and Facilities, the Tenant shall pay a share of such real property taxes (including local improvement rates) which may be levied, rated, charged or assessed by any lawful taxing authority against the lands, buildings and improvements comprising the Building (including the Common Areas and Facilities) within ten (10) days after demand thereof by the Landlord as allocated to the Leased Premises by the Landlord. The Landlord shall allocate all such real property taxes levied, rated, charged or assessed against the lands, buildings and improvements comprising the Building, firstly as between all premises intended for leasing and the Common Areas and Facilities, and secondly with respect to the real property taxes so allocated to the premises intended for leasing, the Landlord shall make a further allocation of all such real property taxes as between each of the individual premises intended for leasing on such basis as the Landlord acting reasonably shall in its sole opinion deem equitable having regard among other things, without limitation, to the various uses of the premises intended for leasing comprising the Building, the cost of construction of same, the relationship of the location and area of each of the individual premises of the Building and the relative values and assessment principals most recently used by the relevant taxing authorities with respect to the calculation of real property taxes, including without limitation, the assessed value upon which the business assessments in respect of all premises in the Building are computed. The Tenant shall pay its Proportionate Share (as hereinafter defined) of all real property taxes so allocated to the Common Areas and Facilities pursuant to this Paragraph 9.03.2 in accordance with the provisions of Paragraph 11 hereof.

9.03.3    Payment of Tenant's Realty Taxes
          --------------------------------

          The amount payable by the Tenant pursuant to Paragraph 9.03.2 may be estimated by the Landlord for such period or periods as the Landlord may determine from time to time, and the Tenant shall pay to the Landlord such estimated amount in monthly instalments in advance during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if at the time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the amount of any such deficiency to the Landlord. When the final real property tax bill in any year is received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjust all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill which such tax bill shall be available for the Tenant's inspection at the office of the Landlord. The Tenant shall pay any and all reasonable costs and expenses incurred by the Landlord in respect of any appeal or contestation conducted by the Landlord of the real property taxes levied or assessed against the Building.

9.03.4 "Sales Taxes" means any and all goods and services, taxes, sales taxes, value added taxes, business transfer taxes, capital taxes, or any other taxes imposed on the Landlord with respect to rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services taxes, sales tax, value added tax, business transfer tax, or otherwise.

          Despite any other Article, Section, Paragraph, or Clause to this Lease, the Tenant shall pay to the Landlord an amount equal to any and all Sales Taxes, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes. The Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time, or times as the Landlord from time to time determines, acting reasonably. Despite any other Article, Section, Clause or Paragraph in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be rent but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.


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9.04 Utilities

9.04.01 That the Tenant shall be solely responsible for and shall promptly pay charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or any other charges for utilities levied or assessed on or in respect to, the Lease Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Building, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Building or to the Leased Premises, whether or not supplied by the Landlord or others.

9.04.2 If requested by the Landlord, or if included as part of the Tenant's work in respect of the Leased Premises, the Tenant, prior to the commencement of the Term, shall install, at its sole cost and expense, any and all separate meters which are necessary in order to measure the consumption of utilities or services used or consumed on the Leased Premises. In the event that separate meters are not available or cannot be installed in the Leased Premises, the Tenant shall pay the Tenant's share, as allocated to the Leased Premises, of the total cost incurred by the Landlord in the supply of all utilities and services to the Building, as reasonably and equitably determined by the Landlord, having regard, among other things, without limitation, to the Tenant's connected load and the then current applicable commercial rates for the municipality in which the Lease Premises is located. Provided, without in any way limiting the provisions of this Paragraph 9.04.2, if at any time during the Term, the Landlord shall determine, in its sole discretion, that the Tenant's use of any utility or service, including, without limitation, water, used or consumed on the Leased Premises is in any way unusual or of any excessive nature, the Landlord may, at its option and at the sole cost and expense of the Tenant, install in the Leased Premises a separate meter or sub meter with respect to any such utility or service, including, without limitation, a separate meter for the measurement of hot and cold water, whereupon the Tenant's cost in connection with any such utility or service shall be determined in accordance with such separate meter or sub meter.

9.05 Repairs

9.05.1 That the Tenant shall, at its sole cost and expense and at all times, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all entrances, glass, doors, fixtures, equipment and appurtenances thereof and improvements thereto) in good order and first class condition, and shall promptly make all needed repairs and replacements for damages caused by the Tenant or by those for whom the Tenant is in law responsible and, without limiting the generality of the foregoing, the Tenant shall keep the Leased Premises well painted, clean and in a tidy condition, all as a careful owner would do, reasonable wear and tear accepted, as determined by the Landlord. The Tenant shall maintain carpet, replace burnt out bulbs, repair overhead doors, hot water tanks, front door closure and washrooms.

9.05.2 Notwithstanding the contents of Paragraph 9.05.1 hereof, the Landlord shall maintain the sprinkler systems, heating systems, water systems, air conditioning systems, ventilating systems, and all hot water tanks contained in or forming part of the Leased Premises, the costs of which shall be recovered as part of the Operating Costs pursuant to Paragraph 11.01. The Landlord shall repair and/or replace the sprinkler systems, heating systems, water systems, air conditioning systems, ventilating systems and all hot water tanks contained in or forming part of the Leased Premises as required, the costs of all such repairs and/or replacements shall be at the Tenant's sole cost and expense at the time of such repair and/or replacement. Costs as a result of the Landlord's default negligence or resulting from a structural fault, are the sole responsibility of the Landlord.

9.06 Entry by Landlord

That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary pursuant to the requirements of Paragraph 9.05.1, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, acting reasonably so as to complete same within the time or times provided for in the notice delivered by the Landlord as aforesaid. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonably satisfaction of the Landlord as required pursuant to the provisions of Paragraph 9.05 hereof or in accordance with any notice received from the Landlord pursuant to the
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                                       7


provisions of this paragraph 9.06 the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant's property or to the Tenant's business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord's cost for making any such repairs or replacements plus a sum equal to fifteen (15%) percent thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacements by the Landlord pursuant to this Paragraph 9.06 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

9.07 Surrender of Leased Premises

9.07.1 Thirty (30) days prior to the surrender of the Leased Premises, the Tenant shall submit to the Landlord a certificate from a qualified Heating and Ventilating Contractor stating that the H.V.A.C. systems for the premises has been inspected and in good repair and working order. If the Tenant fails to submit such certificate to the Landlord within the time period specified herein the Landlord shall perform said inspection, including any required repairs and/or replacements, and the Tenant shall pay to the Landlord immediately upon demand for all costs related to such work.

9.07.2 That at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises to the Landlord in the state of condition in which the Leased Premises were provided to the Tenant at or prior to the commencement of the Term, to include but not limited to floor coverings, wall finishes, electrical, mechanical and plumbing systems, ceiling, doors and window coverings, failings, which the Landlord shall restore the premises to such condition and that the Tenant shall be liable and solely responsible for all charges and costs related to such work. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combination of all locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord, remove, at its sole cost and expenses, all improvements, erections, alterations, fixtures or other appurtenance made, placed or erected at any time or times prior to or during the Term in or on the Leased Premises and shall repair at its sole cost and expense all damage to the Leased Premises caused by their installation and/or removal. The Tenant's obligation to observe and perform the covenant contained in this Paragraph 9.07 shall survive the expiration or sooner termination of the Term. The Tenant's restoration work must be completed sixty
(60) days prior to the expiry of the Lease. The Landlord shall inspect the premises immediately following this sixty (60) day period, and, should the Tenant have failed to restore the premises to the condition in which they were provided to the Tenant at or prior to the commencement of the Term, the Landlord reserves the right to estimate the cost of the restoration work and the Tenant shall pay to the Landlord, as additional rent, immediately upon demand the full invoice amount. The restoration work shall be to a state which is marketable, at the Landlord's discretion. If the restoration work, by the Landlord, is performed after the Tenant vacates the unit at the expiration of the Term, the Tenant shall pay occupation rent for the restoration period in which the Landlord is restoring the unit. Occupation rent will be the equivalent to the minimum plus additional rent on a per diem basis until the restoration work is completed by the Landlord, not to exceed sixty (60) days.

9.08 Heat

9.08.1 The Tenant covenants to heat, at its own expense, from heating equipment supplied by the Landlord, the Leased Premises to a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, at its own expense, such heating and other mechanical equipment supplied by the Landlord. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating equipment and all other equipment and appurtenances thereto in good and substantial repair and condition.

9.08.2 Notwithstanding the covenants of Paragraph 9.08.1 hereof, the Landlord shall maintain and, if necessary, replace the heating system and provide regular on-going maintenance to the heating system and the costs with respect to this on-going maintenance and replacement shall be for the cost of the Tenant and shall be recoverable pursuant to Paragraph 11.01. The Tenant shall, however, be responsible and shall be liable for any cost of repairs, replacement and service calls required in addition to the regular maintenance campaign undertaken by the Landlord pursuant to this Paragraph 9.08.2 and such costs shall be payable to the Landlord on demand.

9.09 Public Orders

That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, bylaws or regulations now or hereafter in force which relate to the Leased Premises and the conduct of business therein, or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health, safety and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters.

9.10 Assignment and Subletting

9.10.1 That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a "transfer") without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of Paragraph 9.10.2. The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. The Landlord shall use all reasonable efforts to reply to the Tenant's request made pursuant to this Paragraph 9.10.1 within fifteen (15) days of receipt by it of the Tenant's request as aforesaid. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, sub-tenant or occupant (all of the foregoing being hereinafter collectively referred to as the "transferee"), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord or any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord's consent to a transfer of this Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord's solicitors, and all reasonable legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreed to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee and originally executed this Lease as Tenant. Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease.

9.10.2 If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any [illegible] or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such Interest, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within fifteen (15) days thereafter, notify the Tenant in written either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent. If the Landlord elects to cancel this Lease, as aforesaid the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon expiration of the said fifteen (15) day period. If the Tenant advises the Landlord that it intends to refrain from such transfer, then, the Landlord's right to cancel this Lease as aforesaid shall become null and void in such instance.

9.10.3 The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purposes of assignment or subletting without the prior approval by the Landlord of the complete text or format of any such notices of advertisement.

9.11 Corporate Ownership

That if the Tenant is a corporation or if the Landlord has consented to a transfer of this Lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act S.O. 1982, and amendments thereto) which result in any changes in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of the Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days' written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within fifteen (15) days after written notice of the Landlord's election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the "re-transfer") from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of the execution of this Lease (or at the date that a transfer Customer ServiceFinancial Printing Grouptransfer, sale, assignment or other disposition (the "re-transfer") from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of the execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within thirty (30) days following receipt of notice of the Landlord's election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord or such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated, the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord's rights and remedies contained in Paragraph 14 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 9.11 to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

9.12      Nuisance
          --------

That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord or to the other Tenants of the Building, and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord or any other occupants of the building shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it or them, as the case may be, upon receiving notice thereof, the Tenant will immediately cease such nuisance.

10.       INSURANCE
          ---------

10.01     Landlord's Insurance
          --------------------

10.01.1 Subject to the provisions of Paragraph 11 hereof, the Landlord shall, at all times throughout the Term of this Lease, take out and maintain insurance covering:

10.01.1.1 The Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other Tenants of the Building are obligated to insure pursuant to Paragraph 10.02 hereof or similar sections in their respective leases) against damage by fire and extended perils coverage including (where applicable) sprinkler leakage, earthquake, flood and collapse in an amount of not less than the full replacement cost thereof, and with such reasonable deductions as would be carried by a prudent owner of a similar building, having regard to the size, age and location of the Building;

10.01.1.2 The repair and replacement of boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus on a broad form blanket coverage basis;

10.01.1.3 Loss of insurable gross profits attributable to all perils insured against by the Landlord or commonly insured against by prudent landlords, including loss of all rentals receivable from the Tenants in the Building in accordance with the provisions of their respective leases, including Minimum Rent and additional rent in such amount as the Landlord or the Landlord's mortgagee from time to time requires;

10.01.1.4 Public liability and property damage including the exposure of personal injury, bodily injury, property damage occurrence, owner's protective coverage and contractual obligations coverage, in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar building, having regard to the size, age and location of the Building; and;

10.01.1.5 Any other form of such reasonable insurance which the Landlord or the Landlord's mortgagee reasonably requires from time to time for insurable risk and in amounts against which a prudent landlord would insure.

10.01.2 Notwithstanding any contribution by the Tenant to the cost of insurance premiums in respect of the insurance maintained by the Landlord for the Building as herein provided, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

10.01.3 The Landlord agrees to use all reasonable endeavours to obtain from its insurers a waiver of the insurer's rights of subrogation to proceed against the Tenant and against those for whom the Tenant is in law responsible. If as a result of the obtaining of such waiver of subrogation, the costs of the Landlord's insurance premiums are increase, the Tenant covenants to pay such increase to the Landlord on demand.

10.02 Tenant's Insurance

10.02.1 The Tenant shall, throughout the Term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord's mortgagee, as their respective interests may appear, the following insurance:

10.02.1.1 Insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Building, including, without limitation, stock in trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount of not less than one hundred (100%) percent of the full replacement cost thereof, with coverage against at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full replacement cost, the decision of the Landlord or the Landlord's mortgagee shall be conclusive;

10.02.1.2 Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

10.02.1.3 Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Paragraphs 10.02.1.1 and 10.02.1.2 and any other perils commonly insured against by a prudent tenant or attributable to prevention of access to the Leased Premises or the Building as a result of such peril;

10.02.1.4 Public Liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of the Common Areas and Facilities, coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises and by the Tenant and any other parties performing work on behalf of the Tenant and those for whom the Tenant is in law responsible in any other part of the Building. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000.00) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord's mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord's mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord's mortgagee, except where the Landlord or its agent are directly at fault;

10.02.1.5 Tenant's legal liability insurance for the full replacement cost of the Leased Premises; and

10.02.1.6 Any other form of insurance as the Tenant or the Landlord or the Landlord's mortgagee reasonably requires from time to time, in form, in amounts and for insurance risks against which a prudent tenant would insure.

10.02.1.7 Standard owner's form automobile insurance policy with One Million Dollars ($1,000,000.00) inclusive limits.

10.02.2 All policies required to be written on behalf of the Tenant pursuant to Paragraphs 10.02.1.1, 10.02.1.2, 10.02.1.3 shall contain the standard mortgage clause of the Landlord's mortgagee and shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible.

10.02.3 All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord's mortgagees, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord's mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

10.02.4 The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 10.02.1, or should any such insurance not be approved by either the Landlord or the Landlord's mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord's mortgagee does not approve of such insurance, the reasons therefore), the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

10.02.5 If the occupancy of the Leased Premises, the conduct of business in the Leased Premises, or any acts or omissions of the Tenant in the Building or any part thereof, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums, as additional rent, forthwith after invoices for such additional premiums are rendered by the Landlord. In determining whether increased premiums are caused by or result from the use and occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements and recommendations of the Insurer's Advisory Organization of Canada (or any successor thereof) or of any insurer now or hereafter in effect, pertaining to or affecting the Leased Premises.

10.02.6 If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) reenter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in Paragraph 14 hereof, or, (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

11.       OPERATING COSTS
          ---------------

11.01 In each year of the Term, the Tenant will pay to the Landlord in addition to the Minimum Rent specified in Paragraph 4.01 hereof, as further additional rent, the Tenant's proportionate share (as hereinafter defined) of the Landlord's costs and expenses of maintaining, operating, insuring, repairing, supervising and administering the Building and the Common Areas and Facilities ("Operating Costs"), as a first-class industrial mall-type building so as to maintain its high character and distinction, such costs and expenses to include (without duplication), without limitation:

11.01.1 The total costs and expenses incurred by the Landlord in insuring the Building pursuant to Paragraph 10.01.1 hereof;

11.01.2 Real property taxes (including school taxes and local improvement rates) and all business and other taxes, if any, from time to time payable by the Landlord which are levied or assessed or allocated by the Landlord pursuant to Paragraph 9.03.2 hereof, against or in respect of the Common Areas and Facilities, or against the Landlord on account of its ownership thereof;

11.01.3 The total cost of operating, maintaining, lighting, cleaning (including snow), heating equipment and air-conditioning equipment, supervising, policing, landscaping, repairing (including any and all repairs to structural portions) all Common Areas and Facilities, including, without limitation, all monies paid or incurred to persons, firms or corporations employed by the Landlord to perform same;

11.01.4 Depreciation (i) on all maintenance and cleaning equipment from the commencement of the Term, and (ii) of the reasonable costs incurred and to incurred after the date determined by the

Landlord for repairing or replacing all fixtures, equipment and facilities serving or comprising the Building and the Common Areas and Facilities which, by their nature, require periodic or substantial repair or replacement in either case, at rates on the various items determined from time to time by the Landlord acting reasonably and in accordance with sound accounting principles;

11.01.5 Interest calculated at two percentage points above the rates charged at the end of the Landlord's fiscal year by the Canadian chartered bank designated from time to time by the Landlord upon the unamortized portion of the original cost of all maintenance and cleaning equipment and of the cost of such repairs and replacement to the extent set out in Paragraph 11.01.4 above;

11.01.6 All expenses incurred or paid by the Landlord in connection with the maintenance, repair (including any and all repairs to structural portions), restoration, operation, supervision and administration of the Building and all services connected therewith, including, without limitation, the cost of providing hot and cold water, electricity, gas, sprinklers, sprinkler monitors, lighting, steam or other public or private utilities not otherwise payable by the Tenant, cost of window cleaning, painting, garbage removal, telephone and other public utility costs, cost of service contracts with independent contractors, mechanical service contracts on heating and air condition equipment, remuneration to managing agents, costs of audit and accounting fees together with an administrative fee of ten percent (10%) of such total annual costs and expense payable pursuant to Paragraph 11.01 but specifically excluding the costs under Paragraphs 11.01.1 and 11.01.2;

11.01.7 There shall however be excluded from Operating Costs the amounts or proceeds actually recovered by the Landlord from insurance for repairs to damage or from other tenants or parties relating to damage, the cost or repair of which was included in Operating Costs.

11.02 The term "Proportionate Share" as used in Paragraph 11.01 and elsewhere in the Lease, shall mean a fraction, the numerator of which is the Rented Area of the Leased Premises and the denominator of which is the total rentable area of the Building (excluding the Common Areas and Facilities and, for greater certainty, excluding the area of any power and boiler room).

11.03 The amounts payable by the Tenant pursuant to Paragraph 11.01 may be estimated by the Landlord for such period or periods as the Landlord may determine from time to time, and the Tenant shall pay to the Landlord the Tenant's Proportionate Share as so estimated of such amounts in monthly installments, in advance, during such periods together with all other rental payments provided for in this Lease. Notwithstanding anything contained in this Paragraph 11.03 to the contrary, as such time as the Landlord expends any money or incurs any charges or expenses in respect of the cost of maintaining, operating, repairing, replacing or administering the Building and the Common Areas and Facilities thereof, pursuant to Paragraph 11.01 hereof, or, as soon as bills for all or any portion of the amounts so estimated by the Landlord, as aforesaid, are received, the Landlord may thereafter bill the Tenant for the Tenant's Proportionate Share thereof (less all amounts previously paid by the Tenant on the basis of the Landlord's estimate aforesaid, which have not already been so applied) and the Tenant shall forthwith pay to the Landlord upon demand such amounts so expended or billed, as additional rent. At the end of the period for which such estimated amounts have been made, the Landlord shall deliver to the Tenant a statement of the actual amounts and costs referred to in Paragraph
11.01 and the determination of the Tenant's Proportionate Share thereof, and if necessary, an adjustment shall be made between the parties hereto. If the Tenant shall have paid in excess of such annual amounts, the excess shall be refunded by the Landlord within a reasonable period of time after delivery of the said statement. If the amount the Tenant has paid is less than such actual amounts the Tenant agrees to pay the Landlord any such extra amount or amounts with the next monthly payment of Minimum Rent.

11.04 Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, taxes, sales taxes, value added taxes, business transfer taxes, or any other imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under the Lease, whether to the Landlord under this lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise (herein called "Sales Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord.

12. MUTUAL COVENANTS

Provided, and it is expressly agreed:

12.01 Seizure and Bankruptcy

That, in case, without the written consent of the Landlord, the Leased Premises shall become and remain vacant or not used for a period of four business (4) days while the same is suitable for use by the Tenant, or shall be used by any person other than the Tenant, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with The Bulk Sales Act (Ontario) or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or file any proposal or make an assignment for the benefit of creditors or if a receiver is appointed for all or a portion of the Tenant's property or if any order is made for the winding up of the Tenant, or if the Tenant shall make a sale in bulk, or, if the Tenant abandons or attempts to abandon the Leased Premises or to sell or dispose of any of the goods and chattels of the Tenant or to remove them from the leased Premises so that there would not in the event of such sale or disposal be sufficient goods on the leased Premises subject to distress to satisfy all rentals due or accruing hereunder, or if the Tenant shall fail to pay any rent or other sums due hereunder on the day or dates appointed for payment thereof, or, if the Tenant shall fail to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by the Tenant, or if re-entry is permitted under any other terms of the Lease then, and in every such case, the then current month's rent and the next ensuing three month's rent and additional rent shall immediately become due and payable as accelerated rent, and, at the option of the Landlord this Lease shall cease and determine and the Term hereby demised shall immediately become forfeited and void, in which event, the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any rights whatsoever.

12.02 No Exceptions for Distress

That, in consideration of the leasing and letting by the Landlord to the Tenant of the Leased Premises for the Term hereby created (and it is upon that express understanding that these presents are entered into), and notwithstanding anything contained in Section 30 of Chapter 232 of The Revised Statues of Ontario, 1980, or any other Statutes subsequently passed to take the place of the said Act or to amend the same, none of the goods and chattels of the Tenant at any time during the continuance of the Term on the Leased Premises shall be exempt from levy by distress for rent in arrears by the Tenant or on distress being made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said Section or Sections of the said Act or any amendments or amendments thereto; the Tenant waiving as it hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Section or Sections of the said Act, or any amendment or amendments thereto but for this covenant.

12.03 Public Liability

That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Building, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by other Tenants or persons in the Building or by occupants of adjacent property or the public or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant's insurers.

12.04 Holding Over

That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant and the monthly Minimum Rent payable by the Tenant for a month or part thereof shall be equal to 200% of the monthly Minimum Rent paid or payable by the Tenant for the last month of the Term pursuant to Paragraph 4 hereof and otherwise on the same terms and condition herein set forth, except as to renewal of tenancy.

12.05 Over-Loading

            That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, the roof deck, the perimeter walls, office ceilings, structural steel elements, overhead doors or the parking lots, and that if any damage is caused to the Leased Premises or Common Areas and Facilities by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant on demand, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

12.06 Tenant not to Overload Facilities

            That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises or the electrical wiring and service in the Building or in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord's prior written approval thereto (which approval may not be unreasonably withheld), at the Tenant's sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

12.07 Plumbing Facilities

            That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.

12.08 Indemnification

            That, notwithstanding any other terms, covenants and conditions contained in this Lease, including, without limitation, the Landlord's obligation to take out insurance as set out in Paragraph 10.01.1 hereof, and the Tenant's obligation to pay its Proportionate Share of the cost of insurance in accordance with the provisions of Paragraph 11 hereof, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damage, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, or by anyone permitted to be on the Leased Premises, by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a solicitor and his client bases) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

12.09 Repair Where Tenant at Fault

            That, notwithstanding any other terms, covenants and conditions contained in this Lease, including, without limitation, the Tenant's obligation to pay its Proportionate Share of the costs of insurance in accordance with Paragraph 11 hereof, in the event the Building, the Common Areas and Facilities thereof, the Leased Premises, or any equipment, machinery facilities or improvements contained therein or made thereto or the roof or the outside walls of the Building, or any other structural portions thereof require repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees, contractors, or through it or them in any way, stopping up or injuring the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the expense of all such necessary repairs, replacements or alterations, plus a further fifteen percent (15%) of the costs thereof, shall be borne by the Tenant who will pay the same to the Landlord forthwith upon presentation of an account of such expenses incurred by the Landlord as aforesaid.

12.10 Refuse

            That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean tidy and broom swept condition. The Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.

12.11 Loading and Unloading

            That all loading and unloading of merchandise, supplies, materials, garbage and all other chattels shall be effected only through or by means of such doorways, corridors or loading docks as the Landlord shall designate from time to time and shall be subject to all such rules and regulations as the Landlord shall promulgate in connection therewith from time to time.

12.12 Leased Premises

            That, whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.

12.13 Evidence of Payment by the Tenant

            That the Tenant shall from time to time at the request of the Landlord, produce to the Landlord satisfactory evidence of the due payment by the Tenant of all amounts required to be made by the Tenant under this Lease.

12.14 Adjustment of Taxes

            That the taxes and local improvement rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and least years of the Term shall be adjusted between the Landlord and the Tenant accordingly.

12.15 Tenant Shall Discharge All Liens

            That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building and should any lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) as the Tenant's expense. In the event the Tenant shall fail to cause any such lien to be discharged, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated, discharge same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors' fees (on a solicitor and his client basis) incurred herein for the discharge of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand.

12.16 Changing of Locks

            The Tenant covenants that it will not, without the Landlord's prior written consent which shall not be unreasonably withheld, change or replace any of the locks, cylinders or keys in the Leased Premises.

12.17 Window Coverings

            Should the Landlord have provided upon the interior of the windows of the Leased Premises all such window coverings necessary to cover the windows of the Leased Premises, of uniform material and style as adopted by the Landlord for the entire Building. The window coverings installed pursuant to this Paragraph 12.17 shall remain the exclusive property of the Landlord.

13. FIXTURES AND REMOVAL AND RESTORATION BY TENANT

13.01 All alterations, decorations, additions and improvements (sometimes hereinafter collectively called "alterations") made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures) shall immediately become the property of the Landlord without compensation therefore to the Tenant. Such alterations shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner determination of this Lease except that:

13.01.1 The Tenant may at the end of the Term, if not in default, remove its trade fixtures at its own cost;

13.01.2 The Tenant may remove its trade fixtures at the end of the Term, and also during the Term, in the usual and normal course of its business or if such trade fixtures have become excess for the Tenant's purpose or if the Tenant is substituting therefore new and similar trade fixtures, provided the Tenant is not in default and provided the Tenant first notifies the Landlord thereof.

13.02 The Tenant shall, in the case of every such installation or removal, either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Building by the installation or removal of any such alterations.

13.03 It is understood and agreed that the Tenant will not remove or carry away from the Leased Premises any plumbing, heating, floor coverings affixed to the floor of the Leased Premises, light fixtures, drapes or curtains, ventilating and air-conditioning plant or equipment or other building service or services; and the Tenant shall leave the plumbing, heating, ventilating and air-conditioning equipment and systems in good operating condition, subject to the Tenant's repair obligations hereunder, at the expiry of the Term.

13.04 If the Tenant dues not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, shall become the Landlord's property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord.

14. RE-ENTRY

14.01 Proviso for re-entry by the Landlord on non-payment of rent or non-performance of covenants.

14.02 Notwithstanding any statutory provision to the contrary, if the Tenant shall fail to comply with any of its covenants herein contained including the covenant to pay Minimum Rent and any additional rent due pursuant to this Lease, the Landlord may give to the Tenant not less than five (5) days written notice requiring such default to be remedied and if such default is not remedied by the Tenant within the aforesaid five (5) day period, then and in any such case, the Landlord shall be entitled to proceed against the Tenant pursuant to Paragraph
14.03 herein.

14.03 If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord, in its sole discretion, may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor's fees and the costs of such alterations and repairs, third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during the month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

15. EXPENSES AND REMOVAL OF CHATTELS

15.01 In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefore, including reasonable solicitor's fees.

15.02 In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in The Landlord and Tenant Act (Ontario).

16. LANDLORD MAY CURE TENANT'S DEFAULT

16.01 If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 16, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 16 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.

17. LIEN ON TRADE FIXTURES AND SECURITY OVER TENANT'S CHATTELS

17.01 If the Tenant at the expiration or earlier termination of this Lease shall be in default under any covenant or agreement contained herein, the Landlord shall have a lien on all stock-in-trade, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant, and the stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, or as otherwise directed by the Landlord.

17.02.1 The Tenant hereby grants to the Landlord a security interest ("Security Interest") in all personal property of any kind including, without limiting the generality of the aforegoing, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, instruments, documents of title, supplies, securities and intangibles (hereinafter collectively called the "Collateral") which are or may, at any time hereafter, be in or on the Leased Premises, to secure the payment of all Minimum Rent and additional rent and the fulfilment of the other obligations of the Tenant under this Lease. Except for the Security Interest, the Tenant agrees that all Collateral shall be the unencumbered property of the Tenant. The Tenant agrees that it shall, at the request of the Landlord, enter into a separate security agreement, mortgage or other similar charge or security instrument, in addition to this security agreement hereby granted, or agrees to document separately the Security Interest hereby granted on such terms as the Landlord shall reasonably require on all of the Collateral in the Leased Premises at any time during the Term including all after-acquired items forming part of the Collateral, as security for the payment of Minimum Rent, additional rent and the performance by the Tenant of all of its other obligations pursuant to this Lease. Notwithstanding any additional or separate security agreement, mortgage, charge or other security instrument given by the Tenant to the Landlord, the Tenant confirms and agrees that the Security Interest given pursuant to this Paragraph 17.02.1 is complete and intended to be valid without the necessity of the Tenant's giving or having to give any other or further documentation. The Tenant agrees that the Security Interest shall attach to the Collateral forthwith upon the execution hereof and that, to the extent necessary to give full effect to this Paragraph 17.02.1, this Lease is entitled to be considered a Security Agreement as defined in the Personal Property Security Act of Ontario;

17.02.2 The Landlord may, on any default by the Tenant under this Lease, realize upon the Collateral and enforce its rights under the Security Interest by any remedy or proceeding permitted at law or by this Agreement, including, without limitation, all or any rights and remedies available to a secured party under the Personal Property Security Act of Ontario and any other similar statute, including the right to recover the reasonable expenses of retaking, holding, repairing, processing, preparing for disposition and disposing of the Collateral and other reasonable expenses including reasonable legal costs incurred by the Landlord;

17.02.3 This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of the Tenant's not being indebted to the Landlord at any time or from time to time and no payment shall reduce the amount secured by this Security Interest except to the extent expressly approved by the Landlord in writing;

17.02.4 This Security Interest is given in addition to and not as an alternative to any other rights of the Landlord under this Lease or at law including, without limitation, the Landlord's rights of distress.

18. ADDITIONAL RENT

18.01 If the Tenant shall be in default in the payment of any amounts or charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

19. NET LEASE

19.01 The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, and, except as expressly herein set out, that the Landlord is not responsible during the Term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises, except as expressly herein set out.

20. QUIET ENJOYMENT

20.01 Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions of the Tenant's part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

21. RIGHT OF ENTRY

21.01 The Landlord or its agents shall have the right to enter the Leased Premises at all times, (i) to examine the same, (ii) to show them to prospective purchasers, lessees, or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises or the Building as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all materials into and upon the Leased Premises which may be required therefore without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six (6) months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice "To Let" which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, and without rendering the Landlord or such agents liable therefore, and without in any manner affecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof except as otherwise herein specifically provided.

22. IMPROVEMENTS

22.01 If the Tenant shall during the Term desire to make alterations, decorations, additions or improvements (sometimes hereinafter collectively called "alterations") to any part of the Leased Premises, it may do so at its own expenses at any time and from time to time, provided that such alterations shall be made by contractors approved by the Landlord (such approval not to be unreasonably denied or delayed), and provided further, that the Tenant's rights to make such alterations to the Leased Premises shall be subject to the following conditions:

22.01.1 Before undertaking any such alterations, the Tenant shall submit to the Landlord a plan showing the proposed alterations and shall obtain the written approval and consent of the Landlord to the same and such approval and consent shall not be unreasonably withheld or delayed, provided such alterations are of a non-structural nature, and further provided, no such alterations by the Tenant shall commence until the Tenant has delivered to the Landlord a copy of all requisite permits with respect hereto.

22.01.2 All such alterations shall conform to all building bylaws, if any, then in force affecting the Leased Premises, the Building and the Lands and such alterations or improvements shall be completed in a good and workmanlike manner.

22.01.3 Such alterations will not be, in the sole opinion of the Landlord acting reasonably, of such kind or extent as to in any manner weaken the structure of the Building after the alterations are completed or reduce the value of the Building, and the Lands, in which case the Landlord may arbitrarily withhold its consent to same.

23. FIRE.

23.01 Provided, and it is hereby expressly agreed, that if and whenever during the Term, the Building shall be destroyed or damaged by fire, lightning or other perils as are insured against by the Landlord from time to time, then and in every such event:

23.01.1 If the damage or destruction to the Building renders twenty-five percent (25%) or more of the Building wholly unfit for occupancy or if it is impossible or unsafe to use and occupy the Building, or if in the reasonable opinion of the Landlord the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, or if the cost of repairing or rebuilding the Building as a result of such damage or destruction exceeds twenty-five percent (25%) of the replacement cost thereof, the Landlord may at its option, terminate this lease by giving to the Tenant notice in writing of such termination, in which event this Lease and the Term hereby denied shall cease and be at an end as of the date of such destruction or damage, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

23.01.2 If the damage or destruction is such that the Leased Premises are rendered unfit for occupancy or if it is impossible or unsafe to use and occupy the Leased Premises, and if in other event, the damage, in the reasonable opinion of the Landlord, to be given to the Tenant within thirty (30) days of the happening of such damage or destruction cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then either the Landlord or the Tenant may within five
(5) days next succeeding the giving of the Landlord's opinion, as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the Term hereby devised shall cease and be at an end as of the date of such damage or destruction, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction and damage. In the event that neither the Landlord nor the Tenant so terminate this Lease, then, the Landlord shall repair the Leased Premised (to the extent only of the Landlord's work in connection with the original construction of the Leased Premises and for greater certainty shall in no event include any leasehold improvement or fixtures unless originally installed by the Landlord) with all reasonable speed and the Minimum Rent and additional rent hereby reserved shall state.

23.01.3 If the damage is such that the Leased Premises are wholly unfit for occupancy or if it is impossible and unsafe to use and occupy the Leased Premises, but, if in either event, the damage, in the reasonable opinion of the Landlord to be given to the Tenant within thirty (30) days from the happening of such damage, can be repaired (to the extent hereinbefore set out in Paragraph 23.01.2) with reasonable diligence within one hundred and twenty (120) days from the happening of such damage, then, the Minimum Rent and additional rent hereby reserved shall not abate. Subject to the provisions relating to Unavoidable Delay as set out in Paragraph 32.01 hereof, if the Landlord shall fail to repair the damage within the aforesaid period of one hundred and twenty (120) days then Minimum Rent shall abate from the one hundred and twenty first (121st) day until the damage shall be repaired to the extend hereinbefore set out in Paragraph 23.01.2.

23.01.4 If, in the reasonable opinion of the Landlord, the damage to the Leased Premises can be made good, as aforesaid, within one hundred and twenty (120) days of the happening of such destruction or damage, and the damage is such that the Leased Premises are capable of being partially used for the purpose for which the Leased Premises are hereby leased, then, until such damage has been repaired (to the extent set out in Paragraph 23.01.2), the Minimum Rent shall abate to the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole the Leased Premises, and the Landlord shall repair the damage (to the extent set out in Paragraph 23.01.2) with all reasonable speed.

23.01.5 In the event the Landlord shall elect to repair, reconstruct or rebuild the Building or the Leased Premises, as the case may be, in accordance with the provisions of this Paragraph 23, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Building or the Leased Premises; and

23.01.6 The decision of the Landlord's architect or engineer as to the time within which the Building and/or the Leased Premises can or cannot be repaired, the state of tenantability or fitness of the Leased Premises and/or the Building, and as to the date on which the Landlord's work of repair is completed, shall be final and binding upon the parties hereto.

24. ASSIGNMENT BY LANDLORD

24.01 The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such as assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution.

24.02 The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.

25. LIMITATION OF LANDLORD'S LIABILITY

25.01 The term "Landlord" as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Building and in the event of any conveyance or transfer of ownership by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, provided that:

25.01.1 Any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant and have assumed, subject to the limitations of this Paragraph, all of the terms, covenants and conditions consigned in this Lease to be performed on the part of the Landlord.

25.02 It is the intention of the parties pursuant to this Paragraph 25 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, in successors and assigns, only during and in respect of their respective periods of ownership.

26. SIGNS

26.01 The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord, not to be unreasonably denied or delayed. All signs erected by the Tenant with the Landlord's approval, as aforesaid, shall nevertheless be of uniform size, lettering and location as the signs of all other tenants in the Building. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by the installation or removal. Provided, if the Landlord shall, in its sole discretion, desire to establish a uniform sign policy for all tenants of the Building, then, the Tenant acknowledges and agrees that the Landlord, at its option, shall be entitled to erect all signs or other advertising material in or on the Building, advertising the respective tenants business operations therein (including the Tenant named herein). The cost of such sign and installation and erection thereof in respect of the Leased Premises shall be borne entirely by the Tenant and shall be payable forthwith on demand, as additional rent.

26.02 The parties agree that the Landlord shall be entitled, at its own option, to design and install a tenant directory board indicating the location of the Tenant and any other tenants of the Building and the Tenant shall pay its Proportionate Share of the cost of the designing, building and installation of the tenant directory board which shall be payable forthwith on demand as additional rent.

27.         WAIVER OF BREACH

27.01 The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach of the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceeding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

28. NOTICES

28.01 Any notice, demand request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail, postage prepaid, and shall be addressed (a) if to the Landlord at 160 Traders Blvd. E., Suite 200, Mississauga, Ontario L4Z 3K7 or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Leased Premises, (c) if to the Indemnifier, at the Leased Premises. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, as the case may be, and the time period referred to therein commences to run from the time of delivery or four (4) days following the date of mailing, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of much notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered in person only.

29. STATUS STATEMENT

29.01 Within ten (10) days after written request therefore by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgages or purchaser or to the Landlord, stating (if such be the case) that:

29.01.1 This Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;

29.01.2 The date of the commencement of the Term;

29.01.3 The date to which the Minimum Rent has been paid under this Lease; and

29.01.4 Whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.

30. SUBORDINATION

30.1 This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the Lands, Buildings and improvements comprising the Building. Without limiting the foregoing, upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will if requested, [ILLEGIBLE] to the holder thereof. No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased Properties, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant executes contemporaneously, a document of [ILLEGIBLE] required by any such mortgage or other encumbrancer. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 30 or Paragraph 29 hereof, then, it shall be deemed that the Tenant has provided a status statement in the form provided by the Landlord.

31. PARKING

31.01 As hereinbefore provided in paragraph 1.02 of this Lease, the Tenant shall have the non-exclusive right, at all times, in common with others entitled thereto, so the use of the common driveway and parking areas appurtenant to the Building, provided that the Landlord shall have the right at all times:

31.01.1 To make all changes, improvements or alterations as the Landlord may, in its sole discretion, from time to time, decide in respect of the common driveways and common parking areas, including, without limitation, the right to change the location and the layout of any such common driveways and common parking areas; and

31.02 Notwithstanding anything herein contained to the contrary, the Landlord shall be entitled to do and perform all such acts, changes, improvements and alterations in and to the Building and the Common Areas and facilities thereof, including, without limitation, the parking areas, as in the use of good business judgement, the Landlord shall from time to time determine to be advisable with a view to improve the use thereof by the Tenant and the other tenants of the Building and their respective agents, employees and customers.

31.03 The Tenant acknowledges that the Landlord shall not have any responsibility for policing the parking facilities so as to ensure that each tenant of the Building shall park in its allocated space, if any. The Building and the Common Areas and Facilities are at all times subject to the exclusive control and management of the Landlord, who shall have the right to establish from time to time all rules and regulations for the general management and operation thereof.

31.04 The Tenant shall furnish the Landlord, upon request, with the current licenses plate numbers of all vehicles used by the Tenant and its employees, and the Tenant shall thereafter notify the Landlord of any changes within five (5) days after such change occurs. Without in any way limiting the generality of the foregoing, the Landlord shall have the right, at the cost and expense of the Tenant, and without liability on the part of the Landlord, to remove any and all abandoned vehicles in, on or around the lands and parking areas forming part of the Building, upon first giving to the owner of any such abandoned car twenty-four (24) hours notice (provided, however, if the Landlord after the exercise of reasonable diligence is unable to locate the owner of such abandoned vehicle, then, the Landlord shall not be required to first give notice to such owner prior to the removal of the abandoned vehicle).

32. IMPOSSIBILITY OF PERFORMANCE AND UNAVOIDABLE DELAY

32.01 Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of god, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease ("Unavoidable Delay"), then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this paragraph 32 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

33. MISCELLANEOUS

            The Landlord and Tenant agree that:

33.01 Successors and Assigns

            All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more then one (1) Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 9.10 hereof.

33.02 Accord and Satisfaction

            No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the

Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

33.03 Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties hereto other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

33.04 Captions and Section Numbers

            The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

33.05 Extended Meanings

33.05.1 The word "Tenant" shall be deemed to include the word "lessee" and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to "Tenant" shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Wherever the word "Landlord" is used in this Lease, it shall be deemed to include the word "lessor" and to include the Landlord and its duly unauthorized representatives. The words "hereof", "herein", "hereunder" and similar expressions used in any section or subsection relate to the whole of this Lease, and not to that section or that subsection only, unless otherwise expressly provided.

33.05.02 The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense wherever there is more than one Landlord or Tenant and to other corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.

33.06 Partial Invalidity

            If any term, covenant or condition of the Lease or the application thereof to any portion or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and enforced to the fullest extent permitted by law.

33.07 Registration

            The Tenant shall not register this lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of lease for the purposes of registration. Said memorandum or short form of lease shall only describe the parties, the Leased Premises and the Term of this Lease, and shall be (1) prepared by the Tenant's solicitors, (2) subject to the approval of the Landlord and its solicitors and (3) registered at the Tenant's expense.

33.08 Governing Law

            This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.

33.09 Time of the Essence

            Time shall be of the essence of this Lease and of every part hereof.

33.10 Notice By Tenant

      The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect, in any part of the Building, including the Leased Premises and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

33.11 Rules and Regulations

      The Tenant and its employees and all persons visiting or doing business with the Tenant shall be bound by the rules and regulations attached to this Lease as Schedule "D" and all such rules and regulations shall be deemed to be Incorporated in and form part of this Lease.

33.12 Schedules

      The following schedules attached to this Lease shall form a part thereof:

            Schedule "A"   - Site Plan
            Schedule "B"   - Legal Description
            Schedule "C"   - Landlord's Work/Additional Clauses
            Schedule "C-1" - Existing Layout
            Schedule "D"   - Rules and Regulations
            Schedule "E"   - Option to Renew

DATED at Mississauga, on the 27th day of October, 2000.

SIGNED, SEALED AND DELIVERED) CHANNELL COMMERCIAL CANADA INC.
in the Presence of:         )
                            )
/s/ [ILLEGIBLE]             )
                            )
                            )
                            ) For: /s/ [ILLEGIBLE]
                            )     ----------------------------------------- c/s
                                  Ms. Jayne Walker, Director-Finance (TENANT)
                                  I/We have the authority the bind the company

DATED at Mississauga on the 27th day of October, 2000.

SIGNED, SEALED AND DELIVERED) BELSTON DEVELOPMENTS INC.
in the Presence of:         )
                            )
/s/ [ILLEGIBLE]             )
                            )
                            )
                            ) For: /s/ [ILLEGIBLE]
                            )     ----------------------------------------- c/s
                                  Gene [ILLEGIBLE], Vice President (LANDLORD)

                                  SCHEDULE "A"

                                   SITE PLAN

Westfield III Business Park
Beleton Developments Inc.

                               [GRAPHIC OMITTED]

                                  WESTFIELD III

                                  SCHEDULE "B"

                               LEGAL DESCRIPTION

ALL AND SINGULAR that certain parcel or tract of land and premises being Lot Number 4 and Part of Lot Number 3, Registered Plan M-240, designated as Parts 1 to 9, on Plan 43R12723, City of Mississauga, Registered in the Land Registry Office for the Land Titles Division of Peel at Brampton.

                                  SCHEDULE "C"

                       LANDLORD'S WORK/ADDITIONAL CLAUSES

1. LANDLORD'S WORK

1.01 The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling of or decoration of equipment or fixtures in the Leased Premises and that the Tenant is taking the Premises "as is", save and except for painting of the office portion of the Leased Premises which the Landlord shall complete prior to occupancy, once the Lease is signed by both parties. The Tenant shall choose such paint colour from the Landlord's standard samples.

2. WARRANTIES

2.01 Landlord warrants that at the date set for occupancy, any pre-existing heating and/or air conditioning equipment in the unit(s), will be in good working order. Landlord further warrants that all electrical and plumbing fixtures will be in good working order as of the date set for occupency by the Tenant.

3. RE-ZONING OR ALTERING PREMISES

3.01 Should the Tenant require any additional rezoning, additions and/or alterations to the demised premises and/or the building in order to meet environmental standards, fire code standards, or other regulations municipally or provincially imposed, the Landlord shall provide such for the Tenant, at the Tenant's sole expense.

                                 SCHEDULE "C-1"

                                EXISTING LAYOUT

                                [GRAPHIC OMITTED]

                                  SCHEDULE "D"

                              RULES & REGULATIONS

1. The Tenant shall not prepare any food or permit any cooking or install any vending machines in the Leased Premises without the written consent of Landlord.

2. The sidewalks, entrances, driveways and roadways shall not be obstructed or used by the Tenant, its agents, services, contractors, invitees or employees for any purpose other that ingress to and egress from the Leased Premises. The Landlord reserves the entire control of all parts of the Building employed for the common benefit of the Tenants thereof.

3. No common area shall be blocked by the Tenant and shall be used only for ingress and egress to and from the demised premises or the building.

4. The Tenants, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof and use and design of planks, skids or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

5. The Landlord will furnish the Tenant, free of charge, two (2) keys to the Tenant's entry door. The Landlord shall make a reasonable charge for any additional keys. The Tenant shall not have any such keys copied. The Tenant, upon the termination of the Lease, shall deliver to the Landlord, all keys to the demised premises, and the access cards to the Building.

6. The Tenant shall not place or cause to be placed any additional locks, bolts or mail slots upon any doors of the Leased Premises without the approval of Landlord and subject to any conditions imposed by Landlord.

7. The Tenant will not use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

8. No signs, advertising or notice shall be attached to or placed on the exterior or interior of the Building or the parking areas or sidewalks.

9. No animals or birds of any kind shall be brought into or kept in or about the Building or the demised premises.

10. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant.

11. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such direction no boring or cutting for [ILLEGIBLE] will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord.

12. The Tenant shall not deface or mark any part of the Leased Premises or drive nails, spikes, hooks or screws into the walls or woodwork of the Leased Premises.

13. The Tenant shall not receive or ship articles of any kind except through facilities, and designated doors.

14. No inflammable oils or other inflammable, dangerous or explosive materials, except those approved in writing by Landlord's insurers, shall be kept or permitted to be kept in the Leased Premises.

                                                  Rules and Regulations - Page 2


15. The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.

16. If the demised premises or any part of the Building becomes infested with vermin, as a result of the use or neglect on the part of the Tenant, the Tenant shall reimburse the Landlord for the extermination expenses.

17. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                  SCHEDULE "E"

                                OPTION TO RENEW

If: (a) the Tenant and the Occupant of the whole of the Leased Premises is the Tenant which executed this Agreement, (b) the Tenant has throughout the Initial Term duly, regularly and punctually paid all of the Rent and observed all of the other terms and conditions contained in this Agreement and the Lease, (c) the Tenant has given written notice of its intention to exercise this Option to Renew and received by the Landlord no later than six (6) months prior to the expiration of the Initial Term, then the Tenant shall have the right to extend the Term for a further period of Three (3) years on the same terms and conditions as are contained in this Agreement and the Lease, except (i) for the further right of renewal, (ii) that the Tenant shall accept the Leased Premises in an "as is" condition at the commencement of the Renewal Term, (iii) should the Tenant not obtain a renewal, or Lease renegotiation directly through the Landlord, the Tenant shall pay an administration fee to the Landlord upon signing the Lease, and (iv) for the Minimum Rent payable during the Renewal Term. The Minimum Rent to be paid during the Renewal Term shall be the then current market rate mutually agreed upon by the parties by no later than ninety
(90) days prior to the expiry of the Initial Term. Notwithstanding the foregoing, in no event shall the Minimum Rent payable during the Renewal Term be less than the Minimum Rent payable during the last twelve (12) calendar month period of the Initial Term.